UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 15, 2013

YCC HOLDINGS LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-141699-05	20-8284193
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

16 Yankee Candle Way, South Deerfield, MA  01373
(Address of Principal Executive Offices) (Zip Code)

(413) 665-8306
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, The Yankee Candle Company, Inc. (“Yankee Candle”) redeemed the remaining $10 million in aggregate principal amount of its 8 1/2% Senior Notes due 2015 (the “Senior Notes”) on February 15, 2013.   In connection with the redemption of the remaining Senior Notes, the obligations of Yankee Candle and the guarantors under the related indenture, dated February 6, 2007, were discharged.  A copy of Yankee Candle’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information set forth under this Item 7.01 and in Exhibit 99.1 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to this Item 7.01 shall not be deemed an admission as to the materiality of such information.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YCC HOLDINGS LLC
Dated: February 15, 2013
	By:	/s/ Lisa K. McCarthy
Lisa K. McCarthy
Treasurer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 15, 2013